Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report  dated February 27, 2012,  for the year ended December 31, 2011 and 2010,  related to the financial statements of DNA Precious Metals, Inc. , which appear in DNA Precious Metals, Inc’s Registration Statement on Amendment Number  four  dated  April 3, 2012.

We further consent to our designation as an expert in accounting and auditing .

/s/ KBL, LLP
New York, NY
April 3, 2012